Exhibit 10.14(b)

EXECUTION VERSION

NON-QUALIFIED STOCK OPTION AGREEMENT

OF

BEACON HOLDING INC.

THIS AGREEMENT (the “Agreement”) is entered into as of [                    ] (the “Grant Date”) by and between Beacon Holding Inc., a Delaware corporation (the “Company”) and [                    ], a director of the Company or one of its Subsidiaries (hereinafter referred to as the “Optionee”).

WHEREAS, the Board of Directors of the Company has approved the 2012 Director Stock Option Plan of Beacon Holding Inc. (as it may be amended from time to time, the “Plan”), the terms of which are hereby incorporated by reference and made a part of this Agreement;

WHEREAS, the Board of Directors of the Company has determined that it would be to the advantage and best interest of the Company and its shareholders to grant the Non-Qualified Stock Option provided for herein to the Optionee as an inducement to enter into or remain in the service of the Company or one of its Subsidiaries and as an incentive for increased efforts during such service, and has advised the Company thereof and instructed the undersigned officers to issue said Option; and

WHEREAS, the Optionee has entered into a Management Stockholders Agreement with the Company.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:

ARTICLE I.

DEFINITIONS

Whenever the following terms are used in this Agreement, they shall have the meaning specified below unless the context clearly indicates to the contrary. Capitalized terms used in this Agreement and not defined below shall have the meaning given such terms in the Plan. The singular pronoun shall include the plural, where the context so indicates.

Section 1.1 “Cause” shall mean the Optionee’s failure to substantially perform the Optionee’s duties as reasonably determined by the Board (other than as a result of the Optionee’s Disability); materially dishonest statements or acts of the Optionee with respect to the Company or any of its Subsidiaries or Affiliates; the commission by the Optionee of an act constituting a felony under the laws of the United States or any state thereof; gross negligence, willful misconduct or insubordination of the Optionee with respect to the Company or any of its Subsidiaries or Affiliates; or any other act or omission which is materially injurious to the financial condition or business reputation of the Company or any of its Subsidiaries or Affiliates.

Section 1.2 “Company” shall have the meaning set forth in the preamble hereto.

Section 1.3 “Disability” shall mean permanent disability or incapacity as determined in accordance with the Company’s disability insurance policy, if such a policy is then in effect, or if no such policy is then in effect, such permanent disability or incapacity shall be determined by the Board in its good faith judgment based upon inability to perform the essential functions of his or her position, with reasonable accommodation by the Company, for a period in excess of 180 days during any period of 365 calendar days.

Section 1.4 “Fair Market Value” shall have the meaning set forth in the Plan; provided that, if Common Stock is not publicly traded on an exchange and not quoted on a quotation system, Fair Market Value shall be determined in accordance with (and is subject to disagreement procedures set forth in) the Management Stockholders Agreement.

Section 1.5 “Grant Date” shall have the meaning set forth in the preamble hereto.

Section 1.6 “Option” shall mean the non-qualified stock option to purchase Common Stock granted under this Agreement.

Section 1.7 “Optionee” shall have the meaning set forth in the preamble hereto.

Section 1.8 “Plan” shall have the meaning set forth in the Recitals hereto.

ARTICLE II.

GRANT OF OPTION

Section 2.1 Grant of Option. In consideration of the Optionee’s agreement to enter into or remain in a service relationship with the Company or one of its Subsidiaries, and for other good and valuable consideration, as of the Grant Date, the Company irrevocably grants to the Optionee the Option to purchase any part or all of an aggregate of [                    ] shares of Common Stock upon the terms and conditions set forth in the Plan and this Agreement.

Section 2.2 Option Subject to Plan. The Option granted hereunder is subject to the terms and provisions of the Plan, including without limitation, Article V and Sections 7.1, 7.2 and 7.3 thereof.

Section 2.3 Option Price. The purchase price of the shares of Common Stock covered by the Option shall be $[                    ] per share (without commission or other charge).

ARTICLE III.

EXERCISABILITY

Section 3.1 Commencement of Exercisability.

Section 3.2 Duration of Exercisability. The installments provided for in Section 3.1 are cumulative. Each such installment which becomes exercisable pursuant to Section 3.1 shall remain exercisable until it becomes unexercisable.

Section 3.3 Expiration of Option. The Option may not be exercised to any extent by anyone after, and shall expire on, the first to occur of the following events:

(a) The tenth anniversary of the Grant Date; or

(b) Except for such longer period as the Board may otherwise approve, upon the Optionee’s Termination of Directorship for any reason other than (i) termination by the Company for Cause or (ii) due to the Optionee’s death or Disability, the 90th day following the date of such Termination of Directorship; or

(c) Notwithstanding the provisions of Section 3.1, in the event of the Optionee’s Termination of Directorship by the Company for Cause, the Optionee shall, immediately prior to such Termination of Directorship (and subject to such Termination of Directorship), forfeit the Option, whether vested or unvested; or

(d) In the case of a Termination of Directorship due to the Optionee’s death or Disability, the expiration of one year from the date of the Optionee’s Termination of Directorship.

Section 3.4 Partial Exercise. Any exercisable portion of the Option or the entire Option, if then wholly exercisable, may be exercised in whole or in part at any time prior to the time when the Option or portion thereof becomes unexercisable; provided, however, that each partial exercise shall be for not less than 10 shares of Common Stock and shall be for whole shares of Common Stock only.

Section 3.5 Exercise of Option. The exercise of the Option shall be governed by the terms of this Agreement and the terms of the Plan, including, without limitation, the provisions of Article V of the Plan; provided that, with respect to the Option covered by this Agreement: (a) payment for the shares with respect to which the Option is exercised may be made in the form of shares of Common Stock issuable to the Optionee upon exercise of the Option, with a Fair Market Value on the date of Option exercise equal to the aggregate Option price of the shares with respect to which such Option or portion is thereby exercised and (b) payment of any withholding tax obligations arising in connection with the exercise of the Option may be made by the Optionee electing to have the Company withhold from the Common Stock to be issued that number of shares of Common Stock having a Fair Market Value equal to the amount required to be withheld (based on minimum applicable statutory withholding rates), determined on the date that the amount of tax to be withheld is determined.

ARTICLE IV.

CONFIDENTIALITY

Section 4.1 Obligation to Maintain Confidentiality. Optionee acknowledges that the confidential or proprietary information and data (including trade secrets) of the Company or any of its Subsidiaries or Affiliates obtained by Optionee while in the service of the Company or any of its Subsidiaries or Affiliates (including, without limitation, prior to the date of this Agreement) (“Confidential Information”) are the property of the Company or such Subsidiaries or Affiliates, including information concerning acquisition opportunities in or reasonably related to the Company’s, or such Subsidiaries’ or Affiliates’ business or industry of which Optionee becomes aware during the period of Optionee’s service. Therefore, Optionee agrees that he or she will not disclose to any unauthorized person, group or entity or use for Optionee’s own account any Confidential Information without the Company’s written consent, unless and to the extent that the Confidential Information, (a) becomes generally known to and available for use by the public other than as a result of Optionee’s acts or omissions to act, (b) was known to Optionee prior to Optionee’s service with the Company or any of its Subsidiaries and Affiliates, or (c) is required to be disclosed pursuant to any applicable law or court order. Optionee shall use reasonable best efforts to deliver to the Company on the date of his or her Termination of Directorship, or at any other time the Company may request, all memoranda, notes, plans, records, reports, computer tapes, printouts and software and other documents and data (and copies thereof) relating to the Confidential Information or the business of the Company and its Subsidiaries and Affiliates (including, without limitation, all acquisition prospects, lists and contact information) which Optionee may then possess or have under his or her control, but excluding financial information of the Company relating to Optionee’s ownership of shares of Common Stock, which information will nonetheless continue to constitute Confidential Information.

Section 4.2 Third Party Information. Optionee understands that the Company and its Subsidiaries and Affiliates will receive from third parties confidential or proprietary information (“Third Party Information”) subject to a duty on the Company’s and its Subsidiaries and Affiliates’ part to maintain the confidentiality of such information and to use it only for certain limited purposes. During the period of Optionee’s service to the Company or its Subsidiaries or Affiliates and thereafter, and without in any way limiting the provisions of Section 4.1 above, Optionee will hold Third Party Information in the strictest confidence and will not disclose to anyone (other than personnel and consultants of the Company or its Subsidiaries and Affiliates who need to know such information in connection with their work for the Company or its Subsidiaries and Affiliates) or use, except in connection with Optionee’s work for the Company or its Subsidiaries and Affiliates, Third Party Information unless expressly authorized by the Company in writing or unless and to the extent that the Third Party Information, (a) becomes generally known to and available for use by the public other than as a result of Optionee’s acts or omissions to act, (b) was known to Optionee prior to Optionee’s service to the Company or any of its Subsidiaries and Affiliates, or (c) is required to be disclosed pursuant to any applicable law or court order.

ARTICLE V.

OTHER PROVISIONS

Section 5.1 Not a Contract of Engagement. Nothing in this Agreement or in the Plan shall confer upon the Optionee any right to continue providing services to, the Company or any of its Subsidiaries or shall interfere with or restrict in any way the rights of the Company or its Subsidiaries, which are hereby expressly reserved, to discharge the Optionee at any time for any reason whatsoever, with or without Cause, except as may otherwise be provided by any written agreement entered into by and between the Company and the Optionee.

Section 5.2 Shares Subject to Plan and Management Stockholders Agreement; Entire Agreement. The Optionee acknowledges that any shares acquired upon exercise of the Option are subject to the terms of the Plan and the Management Stockholders Agreement. The terms of this Agreement are intended by the parties to be the final expression of their agreement with respect to the subject matter hereof and may not be contradicted by evidence of any prior or contemporaneous agreement. The parties further intend that this Agreement (together with the Plan and the Management Stockholders Agreement) shall constitute the complete and exclusive statement of its terms and that no extrinsic evidence whatsoever may be introduced in any judicial, administrative, or other legal proceeding to vary the terms of this Agreement.

Section 5.3 Construction. This Agreement shall be administered, interpreted and enforced under the internal laws of the State of Delaware, without regard to the principles of conflicts of law thereof, or principles of conflicts of law of any other jurisdiction which could cause the application of the laws of any jurisdiction other than the State of Delaware.

Section 5.4 Conformity to Securities Laws. The Optionee acknowledges that the Plan is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated thereunder by the Securities and Exchange Commission, including without limitation Rule 16b-3. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Option is granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

Section 5.5 Amendment, Suspension and Termination. The Option may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board, provided that, except as provided by Section 7.1 of the Plan, none of the amendment, suspension or termination of this Agreement shall, without the consent of the Optionee, alter or impair any rights or obligations under the Option.

Section 5.6 Section 409A. To the extent applicable, this Agreement shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder. Notwithstanding any provision of this Agreement to the contrary, in the event that the Board determines that this Option may be subject to Section 409A of the Code, the Board may adopt such amendments to this Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Board determines are necessary or appropriate to (a) exempt the Option from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Option, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance and thereby avoid the application of penalty taxes under such Section 409A of the Code. Notwithstanding anything herein to the contrary, no provision of this Agreement shall be interpreted or construed to transfer any liability for failure to comply with the requirements of Section 409A of the Code from the Optionee or other Person to the Company or any of its Affiliates, employees or agents.

[signature page follows]

IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto as of the date first above written.

BEACON HOLDING INC.

By:

Its:

Signature Page to Non-Qualified Stock Option Agreement

[Name]

Residence Address:

Optionee’s Social Security Number:

Signature Page to Non-Qualified Stock Option Agreement